QuickLinks -- Click here to rapidly navigate through this document

Exhibit I(e)

General Electric Finland Oy

Dear Instrumentarium ADR holder:

        As explained in the enclosed letter that was sent to shareholders in Finland, General Electric has extended its tender offer for the shares, including shares represented by ADR's, and options of Instrumentarium to expire ten Finnish banking days after receipt of the final required regulatory approval of the proposed transaction.

        If you have any questions on how to tender your ADR's into the Offer, please contact our information agent using any of the methods listed below.

Sincerely,

General Electric Finland Oy

The Information Agent for the Tender Offer is:

Morrow & Co., Inc.

You may obtain information regarding the Tender Offer
from the Information Agent as follows:

445 Park Avenue, 5th Floor
New York, New York 10022
(212) 754-8000

U.S. Security Holders Call Toll Free: (800) 607-0088
Security Holders Outside the U.S. Please Call Collect
E-mail: tender.info@morrowco.com

[General Electric Company]

August 28, 2003

Dear Instrumentarium Shareholder

        General Electric is extending its tender offer for the shares and options in Instrumentarium to expire ten banking days after receipt of the final required regulatory approval. GE and Instrumentarium have been working closely with regulatory authorities to provide them with all information they need for their review. Anticipated closing will be in the third quarter of 2003.

        The tender offer for the shares and options in Instrumentarium was scheduled to end August 29, 2003. As you may know, the consummation of GE's tender offer for all Instrumentarium shares and options is subject to receiving required regulatory approvals from relevant authorities. Once the final required approval has been received, GE will inform the shareholders of the exact expiration date through a public announcement as well as by a letter.

        Other terms and conditions of GE's tender offer remain unchanged. Shareholders tendering their shares will receive payment on or about ten banking days after the expiry of the tender offer.

        Most book-entry account operators and asset managers have instructed their clients on the acceptance of the offer when the offer was initially announced. Generally the same acceptance procedure still applies during the extended offer period.

        Please note that if you have already given your acceptance of the tender offer, you do not need to do anything.

        If you have recently purchased Instrumentarium shares or otherwise have not received any instructions, please contact your account operator or asset manager. If they do not take acceptance forms, any asset management branch of Nordea Bank Finland will accept them. Materials related to the tender offer are also available at asset management branches of Nordea Bank Finland and via the Internet site www.nordeasecurities.com.

        We appreciate your time on this matter. If you have any further questions, please contact Nordea Securities at +358 9 4785 031.

Sincerely,

Joseph M. Hogan
President and CEO
GE Medical Systems

Exhibit I(f)

        [General Electric Company]

August 28, 2003

Dear Instrumentarium Shareholder

        General Electric is extending its tender offer for the shares and options in Instrumentarium to expire ten banking days after receipt of the final required regulatory approval. GE and Instrumentarium have been working closely with regulatory authorities to provide them with all information they need for their review. Anticipated closing will be in the third quarter of 2003.

        The tender offer for the shares and options in Instrumentarium was scheduled to end August 29, 2003. As you may know, the consummation of GE's tender offer for all Instrumentarium shares and options is subject to receiving required regulatory approvals from relevant authorities. Once the final required approval has been received, GE will inform the shareholders of the exact expiration date through a public announcement as well as by a letter.

        Other terms and conditions of GE's tender offer remain unchanged. Shareholders tendering their shares will receive payment on or about ten banking days after the expiry of the tender offer.

        Most book-entry account operators and asset managers have instructed their clients on the acceptance of the offer when the offer was initially announced. Generally the same acceptance procedure still applies during the extended offer period.

        Please note that if you have already given your acceptance of the tender offer, you do not need to do anything.

        If you have recently purchased Instrumentarium shares or otherwise have not received any instructions, please contact your account operator or asset manager. If they do not take acceptance forms, any asset management branch of Nordea Bank Finland will accept them. Materials related to the tender offer are also available at asset management branches of Nordea Bank Finland and via the Internet site www.nordeasecurities.com.

        We appreciate your time on this matter. If you have any further questions, please contact Nordea Securities at +358 9 4785 031.

Sincerely,

Joseph M. Hogan
President and CEO
GE Medical Systems

QuickLinks

  Exhibit I(e)
The Information Agent for the Tender Offer is
Morrow & Co., Inc.
  Exhibit I(f)